Aetna Life Insurance and Annuity Company
                           Hartford, Connecticut 06156
                          Supplement to Application for
                    Flexible Premium Variable Life Insurance


1. Proposed Insured:____________________________________________________________
                            First              Middle      Last
2. Initial Specified Amount:____________________________________________________

3. Initial Premium: $ __________________________________________________________

4. Planned Premium:  $ _________________________________________________________

5. Guaranteed Death Benefit (Must be selected at application. Not available on substandard policies.)

   _______  Guaranteed Death Benefit Monthly Premium to Age 80

   _______  Guaranteed Death Benefit Monthly Premium to Age 100

6. Premium Payment Allocation (whole %)
   _____  General (Fixed) Account                       ______  Alger American Small Cap Portfolio
   _____  Aetna Variable Fund                           ______  Janus Aspen Growth Portfolio
   _____  Aetna Variable Encore Fund                    ______  Janus Aspen Aggressive Growth Portfolio
   _____  Aetna Income Shares                           ______  Janus Aspen Balanced Portfolio
   _____  Aetna Investment Advisers Fund, Inc.          ______  Janus Aspen Worldwide Growth Portfolio
   _____  TCI Growth                                    ______  Janus Aspen Short-Term Bond Portfolio
   _____  Scudder International Portfolio

7. Billing Frequency:   ______   Annual                 ______  Automatic Check Plan (Authorization)
                        ______   Semi-Annual            ______  Add to Existing ACP No. _________
                        ______   Quarterly              ______  Other _________________________

8. Death Benefit Option:
   _____  Option 1                                      ______  Option 2
   Option 1.  The policy value is included              Option 2.  The policy value is in addition
   in the Specified Amount.                             to the SpecifiedAmount.

                                 Financial Data

National Association of Securities Dealers Inc. rules require that the Sales Representative have reasonable grounds to believe that the sale is suitable for the Policyowner, based on information provided by the Policyowner as shown on this form and on information known by the Sales Representative. Please complete all sections.

9.  Social Security Number: _________________ 10. Age:_______  11.  Citizenship:

12. Marital Status: _________ 13. Number of Dependents: ________

14. Occupation:________________________

15. Employer Name and Address:__________________________________________________

16. Investment Objectives:  (If applicable, check more than one):
    |_| Retirement Income   |_| Long-term Growth   |_| Conservation of Principal

17. Estimated Net Worth of Immediate Family:  |_| $0 - $10,000
    |_| $10,001 - $50,000  |_| $50,001 - $100,000   |_| $100,001 - $200,000
    |_|  over $200,000

18. Total income of Immediate Family:  (All sources)
    A. |_| up to $25,000                          C. |_| $50,001 - $100,000
    B. |_| $25,001 - $50,000                      D. |_| over $100,000

19. Is the Policyowner associated with a National Association of Securities Dealers firm: (yes/no):______

20. If Policyowner is a business, provide the name(s) and signature(s) of the person(s) authorized to exercise rights under this policy:
    __________________________________________________________

I understand that:

       THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS.

       POLICY VALUES NOT IN THE FIXED ACCOUNT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT.

       THE AMOUNT OF BENEFIT PAYABLE ON THE MATURITY DATE IS NOT GUARANTEED BUT IS DEPENDENT UPON THE THEN CASH SURRENDER VALUE, UNLESS THE GUARANTEED DEATH BENEFIT TO AGE 100 IS IN EFFECT.

       ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES, AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

I hereby acknowledge receipt of the following prospectuses dated May 1, 1994 for:

       (1) AetnaVest Plus: Variable Life Account B (Flexible Premium Variable Life Insurance); and

       (2) Aetna Variable Fund, Aetna Income Shares, Aetna Variable Encore Fund, Aetna Investment Advisers Fund, Inc., TCI Growth Portfolios
              - TCI Growth, Scudder Variable Life Investment Fund - International Portfolio, Alger American Fund - Alger American Small Cap Portfolio, Janus Aspen Series - Growth Portfolio, Janus Aspen Series - Aggressive Growth Portfolio, Janus Aspen Series - Worldwide Growth Portfolio, Janus Aspen Series - Balanced Portfolio, Janus Aspen Series - Short Term Bond Portfolio.

Signed at  ____________ on ______________  by __________________________________
           (City/State)      (Mo/Day/Yr)       Signature of Proposed Insured

X   ___________________________   ______________________________________________
         Signature of Agent       Signature of Policyowner if Other than
                                              Proposed Insured